UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2012

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

212-790-0041

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On November 15, 2011, OZ Management LP (“OZM”) and certain other subsidiaries of Och-Ziff Capital Management Group LLC (the “Company”), as guarantors, entered into a delayed draw term loan agreement (the “Delayed Draw Term Loan”) with certain financial institutions, as lenders, Goldman Sachs Lending Partners LLC, as lead arranger and administrative agent, Goldman Sachs Credit Partners L.P., as collateral administrative agent, and other parties thereto, to, in part, repay amounts outstanding under the Amended and Restated Credit and Guaranty Agreement, dated as of October 26, 2007 (as amended, the “2007 Term Loan”), entered into by and among OZM, as borrower, certain other subsidiaries of the Company, as guarantors, Goldman Sachs Credit Partners L.P., as administrative agent, the lenders and the other parties party thereto. On June 27, 2012, OZM terminated the 2007 Term Loan by prepaying in full the balance of the loans and other obligations outstanding under the 2007 Term Loan in an aggregate amount of $364,917,237.80 with the proceeds of a borrowing under the Delayed Draw Term Loan. The loans under the 2007 Term Loan were scheduled to mature on July 2, 2012. Upon the termination of the 2007 Term Loan, all of the guarantees and all of the liens on the assets of OZM, OZ Advisors LP, OZ Advisors II LP, and certain of their respective subsidiaries securing obligations under the 2007 Term Loan were released.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer, Senior Chief Operating Officer and Executive Managing Director

June 27, 2012